HMS Holdings Corp.	HMS · Holdings · Corp
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Release:	January 12, 2005

Contact:	William F. Miller III, Chairman and CEO
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

HMS HOLDINGS CORP. ANNOUNCES APPOINTMENT OF THOMAS G. ARCHBOLD
AS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

New York, NY, January 12, 2005 — William F. Miller III, Chairman and Chief Executive Officer of HMS Holdings Corp., (NASDAQ: HMSY), announced today the appointment of Thomas G. Archbold, CPA, as the Company’s Senior Vice President and Chief Financial Officer. Mr. Archbold has served as the Interim CFO since April 2004. Mr. Archbold, 45, joined the Company in August 2002 as Vice President of Finance and Controller. He was previously CFO of publicly held Langer Biomechanics Group, Inc. and additionally worked with Ernst and Young from 1982 to 1991.

     Mr. Miller commented: “Tom Archbold’s appointment as CFO is appropriate and timely given his leadership and management of HMS’s finance and accounting functions. Tom was appointed to the Interim CFO position in 2004, took the reins of the department, and has since played a key role in managing our processes and helping the Company to the completion of another successful year. I am delighted to have someone of Tom Archbold’s caliber on the HMS team.”

     HMS Holdings Corp. provides revenue recovery, cost containment and business office outsourcing services to healthcare providers and payors. We help our clients increase revenue, accelerate collections and reduce operating and administrative costs.

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